Exhibit 10.22

LEASE ASSIGNMENT

This Lease Assignment (“Assignment”) made on March 16, 2023, is by and between:

Lessor: Tower Lakes LLC, an Oklahoma limited liability company, with a mailing address of 9120 N. Kelley Ave., Suite 100, Oklahoma City, OK 73131

Tenant: VIKASA Capital Partners LLC, a Delaware limited liability company, with a mailing address of 6608 N. Western Ave, Suite 466 Nichols Hills OK 73116 (“Tenant”), and

Assignee: Stardust Power Inc, a Delaware corporation with a mailing address of 15 E. Putnam Ave, Suite 378, Greenwich CT 06830 (“Assignee”).

Reference is made to that certain Lease Agreement, (and attached to this document as Exhibit A with an Effective Date of August 31, 2022 (“Lease Agreement”) for the property located at: 9112 N. Kelley Ave, Suite C, Oklahoma City, Oklahoma 73131 (“Premises”).

The Tenant desires to transfer the rights, title, and interest given to them in the Lease Agreement to the Assignee.

NOW THEREFORE, for full consideration, Assignor hereby assigns and transfers the Lease Agreement attached hereto and incorporated herein, together with all the rights, title, and interest in and to the Lease Agreement and Premises, subject to all conditions and terms contained therein, to have and to hold from March 16, 2023 until the expiration of the Lease Agreement.

The Landlord and Tenant affirm that the Tenant is not in default under the Lease Agreement and that all payment due under the Lease Agreement as of the date herein have been made and that there are no other claimants to the Tenant’s interest in the Lease Agreement.

The Assignee hereby agrees to assume all rental payments due after the date of this Assignment and to perform all duties and obligations required by the terms of the Lease Agreement.

As of Section 14 of the Lease Agreement, the Lessor hereby provides consent that the Tenant may transfer this Lease Agreement to the Assignee as of the Effective Date.

Landlord Signature: /s/ David A. Bohanon Date:

March 16, 2023

Print Name: David A. Bohanon

Tenant Signature: /s/ Roshan Pujari Date:

March 16, 2023

Print Name: Roshan Pujari

Assignee Signature: /s/ Roshan Pujari Date:

March 16, 2023

Print Name: Roshan Pujari

EXHIBIT A

LEASE AGREEMENT

THIS LEASE is made and entered into this 31st day of August, 2022, by and between Tower Lakes, LLC, an Oklahoma Limited Liability Company, referred to as “LESSOR”, 9120 N. Kelley Ave., Suite 100, Oklahoma City, OK 73131, and VIKASA Capital Partners, LLC, an Oklahoma Limited Liability Company, 9112 N. Kelley Ave., Suite C, Oklahoma City, OK 73131, referred to as “LESSEE”.

WHEREAS, Lessor is the owner of a lot and office building containing a total of approx. 7,857 square feet, located at 9112 N. Kelley Ave., Oklahoma City, Oklahoma 73131, on the real property more specifically set forth on Exhibit “A” attached hereto (the “Property”); and,

WHEREAS, Lessee is desirous of leasing 1,493 SF with four offices in said building from Lessor, known as Suite “C”, shown on the attached diagram.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1. LEASED PREMISES. Lessor leases to Lessee, the southernmost portion of the Property including approx. 1,493 square feet of office space located in Lessor’s office building known as 9112 N. Kelley Ave., Suite C, Oklahoma City, Oklahoma 73131 (the “Building”), and parking adjacent and appurtenant to said office building. The Property, Building and parking are hereafter referred to as the “Premises”. The Premises shall be used for conducting Lessee’s law practice.

2. TERM. OF LEASE. This lease shall be for a period of 1 year, commencing on September 1, 2022 and terminating on August 31 2023. Lessee shall surrender the Premises to Lessor immediately on termination of the lease.

3. RENTAL. Lessee shall pay as rent $2,540 per month. Rent shall increase annually on the anniversary date of said lease term, by 2.5% per annum, through the termination of the lease. On Lessee’s failure to pay the rental on a timely basis, Lessor shall have the right to terminate this lease, and to take advantage of such other rights and remedies as provided herein or under applicable law.

4. INTENTIONALLY OMITTED.

5. RESTRICTION ON USE. Lessee shall not use or permit the Premises, or any part thereof, to be used for any purposes other than for general office purposes. Lessee shall neither permit on the Premises any act, sale, or storage that may be prohibited under standard forms of fire insurance policies, nor use the Premises for any such purpose. In addition, no use shall be made or permitted to be made that shall result in (1) waste on the Premises; (2) a public or private nuisance, or; (3) improper, unlawful, or objectionable use, including sale, storage or preparation of food, alcoholic beverages, or materials generating an odor on the Premises. Lessee shall comply with all governmental regulations and statues affecting the Premises either now or in the future.

6. ABANDONING PREMISES OR PERSONAL PROPERTY. Lessee shall not vacate or abandon the Premises at any time during the term, but if Lessee does vacate or abandon the Premises or is dispossessed by process of law, any personal property belonging to Lessee and left on the Premises shall be deemed abandoned at the option of Lessor and shall become the property of the Lessor.

7. MAINTENANCE. Lessee shall be responsible for payment of all routine, day-to-day maintenance of the Premises including: (a) janitorial services, (b) electrical service, (c) heating, air conditioning, water, sewer and plumbing, telephone, internet, data, cable or satellite television, and security system monitoring. Lessor shall be responsible for the maintenance and repair of (a) the structure of the Building, including the root, foundation, walls, sidewalk and patio, (b) the parking lot, (c) all water, sewer, gas or electric lines outside of the Building, to the extent not covered by the insurance required to be maintained by Lessee as set out in Paragraph 9, plus lawn maintenance. In the event any furnaces or air conditioning units cannot be repaired and must be replaced, Lessor shall be responsible for such replacement.

8. TAXES, UTILITIES & PROPERTY OWNERS ASSOCIATION DUES. Lessor shall pay all real property taxes on the Premises, as well as all Property Owner’s Association Dues on a base year being the year in which the lease commences; and Lessee shall pay all personal Property taxes, gas, electric, telephone or other utilities necessary for the operation of Lessee’s portion of the Building, as well as all pro rata increases in real property taxes and owners association dues over the base year amounts, attributable to Lessee’s portion of the building (19%), during the term of the lease and any extensions thereof.

9. INSURANCE.

(A) Building insurance. Lessor shall keep the Building insured against damage and destruction by fire, wind, hail, vandalism and other perils in an amount equal to $1,250,000.00 for the entire building.

(B) Personal Property Insurance. Lessee shall keep its personal property and trade fixtures in the Premises and Building insured with “all risks” insurance.

(C) Liability Insurance. Lessee will maintain commercial general liability insurance in amounts of $1,000,000.00 per occurrence, $2,000,000.00 aggregate insuring Lessee and Lessor against all liability for injury to, or death, of a person or persons, or damage to property arising from the use and occupancy of the Premises, by Lessee.

(D) Certificate of Insurance. Lessee shall furnish Lessor with a certificate of insurance showing Lessor as an additional named insured on the Building insurance and liability insurance.

10. ALTERATIONS AND MODIFICATION: REPAIRS. Lessee shall not make any changes or alterations, which damage or destroy any of the Premises. All damage or injury done to the Premises by Lessee or any person who may be in, or on, the Premises with the consent of Lessee shall be paid for by Lessee. Lessee shall, at the termination of this lease, surrender the Premises to Lessor in as good condition and repair, as reasonable and proper use thereof will permit. Lessee shall permit Lessor and his agents to enter the Premises at all reasonable times to inspect the Premises.

11. LIABILITY OF LESSOR. Lessee waives all claims of liability against Lessor for damages to goods or for injuries to persons on or about the Premises from any cause arising at any time. Lessee will indemnify Lessor on account of any damage or injury to any person, or to the goods of any person, arising from the use of the Premise by Lessee, or arising from the failure of Lessee to keep the Premises in good condition as provided herein. Lessee agrees to pay for all damage to the Premises, as well as all damage or injury suffered by any Third Parties, caused by misuse or neglect of the Premises by Lessee.

12. DESTRUCTION OF PREMISES. In the event of a partial destruction of the Premises; Lessee shall promptly repair the Premises and shall be entitled to all proceeds of any insurance policy, which covers such loss. If the partial destruction interferes with Lessee’s occupancy of the Premises, Lessee will be entitled to a proportionate reduction in rent until the repairs are fully completed, based on the square footage area of the building which is not tenantable. If the Building is substantially destroyed to the extent that Lessee cannot carry on its business in the Building, and the destruction cannot be fully repaired within sixty (60) days, then Lessee may upon written notice terminate the lease and Lessor shall be entitled to all proceeds of any insurance policy, which covers such loss.

13. CONDEMNATION. A condemnation of the entire Premises or a condemnation of a portion of the Premises occupied by Lessee to an extent that renders the Premises not tenantable by Lessee shall result in a termination of this lease agreement. Lessor shall receive the total of any consequential damages awarded as a result of. condemnation proceedings. In the event of a partial condemnation, the lease shall not terminate, nor shall rent abate, and Lessor shall be responsible for any repairs.

14. ASSIGNMENT AND SUBLEASE. Lessee shall not assign any rights or duties under this lease nor sublet the Premises or any part thereof, nor allow any other person to occupy or use the Premises without the prior written consent of Lessor. A consent to one assignment, sublease or occupation or use by any other person shall not be a consent to a subsequent assignment, sublease or subletting which, without such consent shall be void. This lease shall not be assignable, as to the Interest of the Lessee, by operation of law, without the written consent of Lessor. Lessor shall not unreasonably withhold consent to assignment or sublease of the premises by Lessee if Lessee will provide evidence of the financial responsibility of the intended assignee or Sub-Lessee.

15. BREACH OR DEFAULT. Lessee shall have breached this lease and shall be considered in default hereunder if, (1) Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or insurance conservatory or receivership act, or makes an assignment for the benefit of creditors; (2) involuntary proceedings are instituted against Lessee under any bankruptcy act or insurance conservatory or receivership act; (3) Lessee fails to pay any rent when due and does not make the delinquent payment within thirty (30) days receipt of notice thereof from Lessor, or (4) Lessee failure to perform or comply with any of the covenants or conditions of this lease and such failure continues for period of thirty (30) days after receipt of notice thereof from Lessor.

16. EFFECT OF BREACH. In the event of a breach of this lease as set forth in Section Fifteen, the rights of Lessor shall be as follows:

(A) Lesser shall have the right to cancel end terminate this lease; as well as all of the right, title and interest of Lessee hereunder, by giving to Lessee not less than thirty (30) days’ notice of the cancellation and termination. On expiration of the time fixed in the notice, this lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect, except as to Lessee’s liability, as if the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

(B) Lessor may elect, but shall not be obligated, to make any payment required of Lessee herein or comply with any agreement, term, or condition required hereby to be be performed by Lessee, and Lessor shall have the right to enter the demised premises for the purpose of correcting or remedying and such default and to remain until the default has been corrected or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release Lessee’s default or Lessor’s right to take any action as may be otherwise permissible hereunder in the case of any default.

(C) On termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including the cost of recovering the Premises and the worth of the balance of this lease over the reasonable rental value of the Premises for the remainder of the lease term.

(D) After re-entry, Lessor may re-let the Premises or any part thereof for any term without terminating the lease: At the rent and on the terms as Lessor may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are re-let as provided herein shall be as follows:

(a) In addition to Lessee’s liability to Lessor for breach of the lease, Lessee shall be liable for all expenses of the re-letting, for the alterations and repairs Made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this lease.

(b) Lessor shall have the right to apply the rent received from re-letting the premises (1) to reduce Lessee’s indebtedness to Lessor under the lease, not including indebtedness for rent, (2) to expenses of the re-letting and alterations and repairs made, (3) to rent due under this lease, or (4) to payment of future rent under this lease at it becomes due.

17. UNLAWFUL DETAINER; ATTORNEYS’ FEES AND INTEREST. In case suit shall be brought for an unlawful detainer of the Premises, for the recovery of any rent due under the provision of this lease, or for Lessee’s breach of any other condition contained herein, Lessee shall pay to Lessor a reasonable attorney’s fee, which shall be fixed the Court; plus the costs and expenses of such an action, and such attorney’s fee shall be deemed to have accrued on the commencement of this action and shall be paid on the successful completion of this action by Lessor. Lessee shall be entitled to attorney’s fees in the same manner if judgment is rendered for Lessee. All rents delinquent more than thirty (30) days shall bear interest at the rate of ten percent (10%) per annum until paid in full.

18. REMEDIES OF LESSOR CUMULATIVE. The remedies herein given to Lessor shall be cumulative and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

19. NOTICES. All notices and other communications given pursuant to this Lease will be given in writing and addressed in accordance with the addresses reflected on the first page of this Lease (provided that the parties may change their addresses by giving notice of an address change in conformity with this provision). The approved notification methods under this Lease are (a) by certified mail with return receipt requested, (b) by hand delivery, (c) by nationally recognized overnight courier service, and (d) by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery.

20. CONFIDENTIALITY. Lessee and its agents, employees hereby agree to not disclose and to maintain the terms, rates and conditions of this lease in strict confidence during the term of the lease and any extensions hereof.

21. BROKERAGE. Lessee and Lessor represent that with the exception of Lessees broker/owner, David Bohanon of Blackstone Commercial Property Advisors, LC, no other brokers are involved in this lease transaction and each party will hold the other harmless against any third party brokerage claims relating to this lease agreement.

22. GENERAL TERMS. This agreement is the sole and only agreement between the parties and is not modified by any other agreements, either oral or in writing. This agreement is binding upon the parties and their successors and assigns. This agreement can only be modified in writing, signed by the parties. This agreement shall in all respects be governed by the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the parties have executed this lease at Oklahoma City, Oklahoma, the day and year first above written.

“LESSOR”	Tower Lakes, LLC,
an Oklahoma Limited Liability Company

	By:	/s/ David A. Bohanon
	Name:	David A. Bohanon, Manager

“LESSEE”	Vikasa Capital Partners, LLC,
an Oklahoma Limited Liability Company

	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari

EXHIBIT “A”

LEGAL DESCRIPTION

A portion of Lot 5 to Block 1 of the Tower Lakes Office Park Addition, Oklahoma City,

Oklahoma County, OK, the northernmost end of said building situated thereon,

With a street address of:

9112 N. Kelley Ave., Suite C, Oklahoma City, OK 73131, containing approx. 1,493 SF of office space.